Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust

Jason Colton

SVP, Capital Markets & Investor Relations

317.713.2762

jcolton@kiterealty.com

Kite Realty Group Shareholders and Retail Properties of America Stockholders Approve Merger

Indianapolis, IN, & Oak Brook, IL, October 19, 2021—Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of open-air, grocery-anchored shopping centers, and Retail Properties of America, Inc. (NYSE: RPAI), a first-class owner and operator of high-quality, open-air and mixed-use shopping centers, announced today that KRG shareholders and RPAI stockholders approved all of the proposals necessary for the closing of the previously announced merger of RPAI into a subsidiary of KRG, with KRG continuing as the surviving public company.

At the special meeting of KRG shareholders, approximately 99.7% of the votes were cast for the approval of the issuance of common shares to RPAI stockholders in the merger, which represented approximately 88.0% of the outstanding shares of KRG common stock.

At the special meeting of RPAI stockholders, approximately 98.1% of the votes were cast for the approval of the merger agreement and the merger, which represented approximately 79.7% of the outstanding shares of RPAI common stock.

The final voting results will be reported on a Form 8-K filed with the Securities and Exchange Commission by each of KRG and RPAI with respect to their applicable special meetings.

The merger is expected to close on October 22, 2021, subject to the satisfaction or waiver of customary closing conditions. Upon completion of the merger, pursuant to the terms of the definitive merger agreement entered into by and between KRG and RPAI on July 18, 2021, RPAI stockholders will be entitled to receive 0.623 newly issued KRG common shares for each share of RPAI common stock that they owned immediately prior to the effective time of the merger. Upon completion of the merger, the common shares of the combined company will trade under the ticker symbol “KRG” on the NYSE, and RPAI’s common stock will be delisted from the NYSE.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. KRG connects consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to its shareholders. For more information, please visit kiterealty.com.

Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

About Retail Properties of America, Inc.

Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of June 30, 2021, RPAI owned 100 retail operating properties in the United States representing 19.7 million square feet. RPAI is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about RPAI is available at www.rpai.com.

Safe Harbor

This release, together with other statements and information publicly disseminated by KRG or RPAI, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

One of the most significant factors that could cause actual outcomes to differ materially from these forward-looking statements is the potential adverse effect of the COVID-19 pandemic, including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of KRG or RPAI and their respective tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused, and may continue to cause, many of KRG and RPAI’s respective tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their rent obligations, and therefore has and will continue to impact KRG and RPAI significantly for the foreseeable future. The extent to which COVID-19 will continue to impact KRG and RPAI and their respective tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the continued speed of the vaccine distribution, the efficacy of the vaccines, including against variants of COVID-19, acceptance and availability of vaccines, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in KRG’s and RPAI’s respective Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: KRG’s and RPAI’s ability to complete the proposed merger transaction, including satisfaction of the conditions necessary to close the transaction on the terms or timeline currently contemplated, or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed transaction; risks associated with acquisitions generally, including integration of KRG’s and RPAI’s businesses and the ability to achieve expected synergies or costs savings; the risk that disruptions caused by or relating to the proposed transaction will harm KRG’s or RPAI’s business, including current plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s or RPAI’s ability to refinance or extend the maturity dates of its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which KRG and RPAI operates, including potential oversupply of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; KRG’s or RPAI’s ability to maintain its status as a REIT for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG or RPAI owns; the attractiveness of their respective properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to KRG’s current geographical concentration of properties in Florida, Indiana, Texas, North Carolina and Nevada; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of KRG’s or RPAI’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports KRG or RPAI files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in KRG’s or RPAI’s respective Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in KRG’s or RPAI’s respective quarterly reports on Form 10-Q. KRG and RPAI undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.